EXHIBIT 10.49

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") is made as of this 1st day of October 2003, by and between EROOMSYSTEM TECHNOLOGIES, INC., a Nevada corporation (the "Company"), and GREGORY L. HRNCIR, an individual residing at 4147 Sumac Dr., Sherman Oaks, CA 91403 (the “Consultant”).

R E C I T A L S:

WHEREAS, the Consultant is party to that certain Termination and Release Agreement pursuant to which, inter alia, the Consultant resigned as an executive officer of the Company, and as anexecutive officer and director of its subsidiaries effective as of the date hereof.

WHEREAS, as a condition to and in connection with the Consultant’s execution and delivery of the Termination and Release Agreement, the Company has agreed to retain the Consultant to provide certain consulting services to the Company as hereinafter specifically set forth.

WHEREAS, the Consultant desires to provide certain consulting services to the Company in accordance with the terms and conditions contained hereinafter.

NOW THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Consulting Services.  During the term of this Agreement, the Consultant is hereby retained by the Company to provide consulting services to the Company, as said services relate to compliance by the Company with its reporting and other filing obligations under U.S. securities laws, investor relations and such other business advisory services as the chief executive officer or the Board of Directors of the Company may direct.  From time to time the Company shall advise the Consultant of the nature and scope of the consulting services and the Consultant shall promptly provide such consulting services as reasonably requested by the Company during the term of this Agreement.  The Consultant agrees that he shall devote up to 20 hours per week toward the performance of services hereunder.  Unless otherwise agreed to by the Consultant, all services hereunder shall be performed by the Consultant, in his sole discretion, at his principal place of business or other offices.

2.

Term; Termination.  The  initial term of this Agreement shall be for three (3) months commencing as of the date first written above (the “Initial Term”) and shall renew automatically thereafter for additional one month periods unless otherwise earlier terminated. Upon termination of this Agreement, any earned and unpaid fees will be immediately due and payable

3.

Compensation.  As full and complete consideration for the performance of services hereunder, payable semi-monthly in arrears, the Company shall (i) pay the Consultant $6,000 per month and (ii) issue to the Consultant 5-year options (“Compensation Options”) to purchase 100,000 shares of Common Stock having an exercise price of $0.10 per share,  issued pursuant to the Company’s 2000 Stock Option and Incentive Plan, in the form set forth in Exhibit A attached hereto.  Such Compensation Options shall vest immediately upon issuance.

4.

Representations and Warranties of the Company.  The Company hereby represents and warrants that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute and deliver this Agreement and perform its obligations hereunder; that the execution and delivery of this Agreement by the Company and the performance by it of its obligations pursuant to this Agreement do not constitute a breach of or a default under any agreement or instrument to which it is a party or by which it or any of its assets are bound; and that this Agreement, upon execution and delivery of the same by it, will represent the valid and binding obligation of said corporation enforceable in accordance with its terms, subject only to the effect,  if any, of bankruptcy laws or similar laws relating to the insolvency of debtors and to principles of equity.  The representations and warranties set forth herein shall survive the termination of this Agreement.

5.

Representations and Warranties of the Consultant.  (a) The Consultant hereby represents and warrants to the Company that he has the full right, power and capacity to execute and deliver this Agreement and perform his obligations hereunder; that the execution and delivery of this Agreement and the performance by the Consultant of his obligations pursuant to this Agreement do not constitute a breach of or a default under any agreement or instrument to which the Consultant is a party; and that this Agreement, upon execution and delivery of the same by the Consultant, will represent the valid and binding obligation of the Consultant enforceable in accordance with its terms;

(b)

The Consultant hereby acknowledges that the Compensation Options and the shares of Common Stock issuable upon exercise thereof will be restricted and have not (and will not, upon issuance, have) been registered under the Securities Act or any state securities laws and may be resold only if registered pursuant to the provisions thereunder or if an exemption from registration is available.  The Consultant does not intend to dispose of all or any part of the securities received pursuant to this Agreement except in compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws. The Consultant hereby acknowledges and agrees that the Company may insert the following or similar legend on the face of the certificates evidencing the Compensation Options or the shares of Common Stock issuable upon exercise thereof, if required in compliance with the Securities Act or state securities laws:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the issuer that an exemption from registration under the act and any applicable state securities laws is available.”

6.

Confidentiality.  The Consultant agrees that all non-public information pertaining to the prior, current or contemplated business of the Company constitutes valuable and confidential assets of the Company.  Such information shall include, without limitation, information relating to customer lists, intellectual property, patents, trademarks and trade secrets as are not available to the public.  Consultant shall hold all such information in trust and confidence for the Company and shall not use or disclose any such information for other than the Company's business and shall be liable for damages incurred by the Company as a result of the use or disclosure of such information by Consultant or his agents or shareholders for any purpose other than the Company's business, except (i) where such information is publicly available or later becomes publicly available other than through a breach of this Agreement, or (ii) where such information is subsequently lawfully obtained by Consultant from a third party or parties, or (iii) if such information is known to Consultant prior to the execution of this Agreement, or (iv) as may be required by law.  The Consultant further acknowledges that the terms of this Agreement shall be in perpetuity and that any threatened or actual breach by the Consultant of the representations, warranties and covenants contained herein would result in continuing and irreparable damage to the Company that monetary damages would not adequately compensate either corporation for any such breach.  In the event of any actual or threatened breach, the Company shall be entitled to any and all legal and/or equitable remedies, including preliminary and permanent injunctive relief, and may, in addition to any or all forms of relief, recover from the Consultant all costs and attorney's fees should it prevail in a court of competent jurisdiction in enforcing its rights under this Agreement.

7.

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8.

Amendment or Assignment.  No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.  This Agreement is not assignable by the Consultant without the prior written consent of the Company, which such consent may not be forthcoming.

9.

Notices.  All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by confirmed facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner herein set forth.

10.

Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein.  All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

11.

Severability.  The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision.  In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

12.

Construction and Enforcement.  This Agreement shall be construed in accordance with the laws of the State of New York, without and application of the principles of conflicts of laws.  If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.  Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in the City of New York, County of New York in the State of New York.  The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding.  The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in the City of New York, County of New York and hereby further irrevocably waive any claim that any suit, action or proceeding brought in New York, New York has been brought in an inconvenient forum.

13.

Binding Nature, No Third Party Beneficiary. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns, and is made solely and specifically for their benefit.  No other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

14.

Counterparts.  This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures.  All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EROOMSYSTEM TECHNOLOGIES, INC.

By:_/s/ David A. Gestetner______

Name: David A. Gestetner

Title: Chief Executive Officer

_/s/ Gregory L. Hrncir_________

Gregory L. Hrncir

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